Exhibit 10.5

Equity Transfer Agreement of Jiangsu
Cold-Rolled Technology Co., Ltd.

Content

Article 1. Definition
Article 2. Equity Transfer
Article 3. Conditions Precedent to Transfer
Article 4. Price of Equity Transfer
Article 5. Representations, Warranties and Undertakings
Article 6. Liabilities for Breach of Agreement
Article 7. Force Majeure
Article 8. Miscellaneous

EQUITY TRANSFER AGREEMENT

The Equity Transfer Agreement (the “Agreement”) was signed by representatives from all the parties involved in Changshu City, Jiangsu Province on August 18, 2006.

Transferor:
•	Shanghai Huaye Iron & Steel Group Co., Ltd. Legal Address: No.198, Gongyue Road, Yang Hang Industrial Park, Baoshan District, Shanghai. Legal Representative: Feng Gao
•	Huaye (Hong Kong) International Group Co., Ltd. Legal Address: Unit A, 20/F, Empire Land Commercial Center, 81-85 Lockhart Road, Wanchai, Hong Kong. Legal Representative: Feng Gao
Transferee:
•	Sutor Steel Technology Co., Ltd Registered Address: P.O. Box 957, Offshore Incorporations Center, Road Town, Tcirtola , British Virgin Islands. Legal Representative: Lifang Chen

Whereas:

1.
The Transferor, Shanghai Huaye Iron & Steel Group Co., Ltd., is a limited liability company established and validly existing under the laws of People’s Republic of China (“PRC”), and has the necessary corporate power to sign the Agreement.

2.
The Transferor, Huaye (Hong Kong) International Group Co., Ltd., is a limited liability company established and validly existing under the laws of Hong Kong Special Administrative Region of PRC, and has the necessary corporate power to sign the Agreement.

3.	The Transferee is a limited liability company established under the laws of British Virgin Islands and has the corporate power to sign the Agreement.

4.
Jiangsu Cold-Rolled Technology Co., Ltd. is a Sino-Foreign Equity Joint Venture established in PRC by the Transferor according to the Law of PRC on Chinese-foreign Equity Joint Venture Enterprises and other relevant laws. Jiangsu Cold-Rolled Technology Co., Ltd. has registered capital of US $36,000,000, with the Shanghai Huaye Iron & Steel Group Co., Ltd. and Huaye (Hong Kong) International Group Co., Ltd. holding 75% and 25%, respectively.

5.	The Transferor agrees to transfer all its equity in Jiangsu Cold-Rolled Technology Co., Ltd. to the Transferee, and the Transferee agrees to purchase such equity transferred by the Transferor.

Therefore, both parties agree as follows:

Article 1. Definition

1.1 Unless otherwise specified in the context, the following terms shall have the meanings listed below:

Transferor: Shanghai Huaye Iron & Steel Group Co., Ltd. and Huaye (Hong Kong) International Group Co., Ltd.

Transferee: Sutor Steel Technology Co., Ltd. established and existing under the laws of British Virgin Islands.

Cold-Rolled Technology: Jiangsu Cold-Rolled Technology Co., Ltd. legally established under the PRC laws.

Original Articles of Association: Articles of Association of Jiangsu Cold-Rolled Technology Co., Ltd. and amendments thereof executed by the Transferor before the signature of the Agreement.

Articles of Association: Articles of Association of Jiangsu Cold-Rolled Technology Co., Ltd to be executed by the Transferee for the completion of the equity transfer under the Agreement.

Change of Business Form: The Change of Cold-Rolled Technology from a sino-foreign equity joint venture company to a wholly foreign owned enterprise when the Transferor transfer to the Transferee all of the equity in Cold-Rolled Technology.

Equity Transfer: Transferor transfers all the equity to the Transferee, and Transferee becomes the shareholder of Jiangsu Cold-Rolled Technology with legally holding 100% of the equity in Jiangsu Cold-Rolled Technology.

Transfer Equity: Transferor transfers to Transferee 100% of the equity in Jiangsu Cold-Rolled Technology legally held by the Transferor.

Price of Transfer: Hong Kong dollar/US dollar/ British pound equivalent to RMB 1.204457 million Yuan. This price is determined by the net capital value verified in Capital Verification Report with the number of 93rd Jingyongtuosu verified on 30th, June 2006 issued by Beijing Yongtuo C.P.A. Co., Ltd.

Working days: From Monday to Friday in each week, except for the statutory holidays in People’s Republic of China as well as Hong Kong Special Administrative Region of People’s Republic of China.

Transfer Effective Date: The date when the Agreement is executed by Transferor and Transferee and the Agreement is approved by the concerned governmental authority of foreign trade and cooperation.

Transfer Completion Date: The date when the Transferee pays off all the transfer price to the Transferor and carries out the registration procedure for the establishment of the new wholly owned foreign enterprise.

PRC refers to People’s Republic of China, excluding the following areas of People’s Republic of China: Hong Kong Special Administrative Region of People’s Republic of China, Marco Special Administrative Region of People’s Republic of China and Taiwan Province for the purpose of the Agreement.

1.2 Unless otherwise specified, explanation of the Agreement is conducted as follows:

(1)	Title of agreement is only for reference; it neither constitutes part of the Agreement nor demonstrates any meaning of agreement.

(2)	Annexes to the Agreement are an integral part of the Agreement, having equal legal effectiveness of the Agreement.

(3)	If the deadline of the period defined in the Agreement is in non-working days, then the deadline will be automatically postponed to working days following statutory holidays.

Article 2. Equity Transfer

2.1 Subject to satisfaction of conditions precedent to transfer provided in Article 3, the Transferor hereby transfers 100% of equity in Cold-Rolled Technology to Transferee. This Transfer will take effect upon the date when the Agreement is approved by the concerned governmental authority of foreign trade and cooperation.

2.2 As of the date for the Agreement taking effectiveness, Transferor will no longer hold any equity in Cold-Rolled Technology.

2.3 Transferor shall submit the following documents to Transferee prior to the Transfer Effective Date:

(1) Board resolution on the consent of Equity Transfer adopted by the Board of Cold-Rolled Technology.

(2) All the original and duplicate documents of Cold-Rolled Technology held by the Transferor.

Transferor shall fully comply with the above provisions and Article 3, or otherwise Transferee shall not be obliged to complete the Agreement or perform the obligation under Article 4.

Article 3. Conditions Precedent to Transfer

3.1 Transferor and Transferee should cause the following conditions precedent to Transfer to be met on the day of _______, 2006 or the date agreed by both parties:

(1)
Checklist of documents to be verified has been submitted to Transferee upon the requirement of Transferee and the consultant of Transferee for the conduct of due diligence, and Transferor has obtained confirmation of the satisfaction to the result of due diligence from Transferee in writing.

(2)	Both parties have signed the Agreement and Transferee has formulated and signed articles of association.

(3)	Board of Cold-Rolled Technology has adopted the decisions on approval of equity transfer and change of business form of Cold-Rolled Technology.

(4)	The concerned governmental authority of foreign trade and cooperation has issued approval certificate on equity transfer and change of business form of Cold-Rolled Technology.

(5)	New Business License has been issued by competent administration department of industry and commerce.

(6)	Board of Transferee has adopted a consent approving the Agreement ( if required by applicable laws)

3.2 Should conditions precedent to the transfer provided in Article 3.1 not satisfied prior to the deadline, the Agreement will be automatically terminated (except for the failure of satisfaction resulting from Force Majeure or approval delay by the approving authorities) unless Transferee issues a written exemption of such conditions. Once the Agreement is terminated, obligations and rights of both parties (excluding the liabilities for breach of the Agreement) will be terminated and Transferor should not ask for price of equity transfer.

3.3 Once the Agreement is automatically terminated according to Article 3.2, both parties should cooperate with each other to go through all the procedures required for the return of the equity from Transferee to Transferor (if necessary), in order for the equity structure of Cold-Rolled Technology to return to its original status.

Article 4.Price of Equity Transfer

4.1 If Transferor fully performs the liabilities and obligations defined in the Agreement and all the representations, warranties and undertakings are true and accurate, Transferee will pay off all the price of equity transfer as much as RMB 1.204457 million Yuan in Hong Kong dollar. This price is determined by the net capital value verified in Capital Verification Report with the number of 93rd Jingyongtuo verified on 30th, June 2006 issued by Beijing Yongtuo C.P.A. Co., Ltd. Transferee should pay RMB 90,334,275.00 Yuan to Shanghai Huaye Iron & Steel Group Co., Ltd and RMB 30,111,425.00 Yuan to Huaye (Hong Kong) International Group Co., Ltd.

4.2 If all the precedent conditions specified in Article 3.1 are satisfied within the period, Transferee should pay off all the price of equity transfer within 3 months after the issuance of new business license or the earlier date agreed by both parties.

4.3 The date when Transferee pays the price to Transferor is equity transfer completion date. As of the transfer completion date, Transferee finishes its obligation of payment of equity transfer price and Transferor should not ask for other payment.

Article 5. Representations, Warranties and Undertakings

5.1 Transferor hereby represents, warrants and undertakes to Transferee unconditionally and irrevocably as follows:

(1)
All the representations, warranties and undertakings and the documents concerning Transferor and Cold-Rolled Technology given and provided by Transferor are true, accurate, integral, complete and unconditional;

(2)
Transferor shall have all the legally required authorization and approval to sign the Agreement, perform the obligation and execute rights according to the Agreement, and would not violate the applicable laws;

(3)
Cold-Rolled Technology is a Sino-foreign equity joint venture established and existing under the PRC laws and has the right to own its assets and to operate business within the registered business scope;

(4)
There exists no pending or unsettled litigation, arbitration, administrative procedure, or claims concerning Cold-Rolled Technology, except for those (executed and confirmed by the Transferee) disclosed by Transferor to Transferee in writing before the execution date of the Agreement;

(5)	No outstanding payment obligations exist in Cold-Rolled Technology except for the accounting items informed to Transferee (Those items should be confirmed by the signature of Transferee);

(6)	Operation of Cold-Rolled Technology goes on as usual and no significant change arises during the period from the signature of the Agreement and the date when equity transfer is finished;

(7)	Transferor legally holds the equity to be transferred and free of pledge, mortgage, charges or claims;

(8)
Cold-Rolled Technology is registered according to the rules of taxation laws in People’s Republic of China without violation of any tax laws and regulations or be subject to fines imposed by taxation bureau.

5.2 Transferee hereby represents, warrants and undertakes to Transferor unconditionally and irrevocably as follows:

(1)	All the representations, warranties and undertakings and the documents given and provided to Transferor are true, accurate, integrate, complete and unconditional.

(2)
Transferee shall have all the legally required authorization and approval to sign the Agreement, perform the obligation and execute rights according to the Agreement, and would not violate the applicable laws.

Article 6. Liability of Breach of Agreement

6.1 Any party not performing the obligation defined in the Agreement on time will be deemed as breach of agreement and is due to take all the liabilities as well as economic damage resulting herefrom.

Article 7. Force Majeure

7.1 Force Majeure refers to all the unpredictable, unavoidable or unconquerable events partly or fully preventing any party from performing the Agreement, such as earthquakes, typhoons, floods, fire and wars as well as other unpredictable, unavoidable or unconquerable events, including the force majeure events defined in the general international commercial customs.

7.2 Should force majeure happen, the party suffering the damage of force majeure should stop performing obligations temporarily, notify the other party with the written notice and provide the relevant evidence witnessing the force majeure event which shall be issued by a competent public notary. Otherwise it will not be deemed as force majeure event.

7.3 Should force majeure event happens, both parties should negotiate with each other for the solution of mitigating the damage caused by the force majeure event.

7.4 Should force majeure event happens, the party effected shall be exempted from the responsibility of not performing the obligations during the course of the force majeure event.

Article 8. Miscellaneous

8.1 Notice
All the notices and documents in connection with the Agreement should be given in written form and delivered by the means specified in the Agreement. Notices and documents may be sent by personal delivery, faxed and mailed to the address designated by the recipient. Notifications and documents shall be deemed to have been given: if by personal delivery the date on the receiving; if sent by post, 7 days after the postmark date; if by fax the date on confirmation report printed out by the facsimile machine. If any party changes the recipient information, written notification should be sent out 7 days in advance, otherwise the damage caused hereby shall be borne by the changing party.

8.2 Applicable Laws
Laws, regulations and provisions in PRC shall govern the conclusion, validity, interpretation and performance of the Agreement. If any specific matters in connection with the Agreement are not provided by PRC laws, regulations and provisions, the general international commercial customs shall apply.

8.3 Dispute Settlement
Both parties shall take efforts to settle any dispute arising from the interpretation or performance of or in connection with the Agreement through friendly consultations. In case no settlement can be reached through consultations, then such matter shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration in accordance with CIETAC rules. The arbitral award shall be final and binding on both parties.

8.4 Waivers
Failure or delay on the part of any party to exercise any right, authority or privilege under the Agreement or other contracts or agreements relevant to the Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, authority or privilege preclude further exercise thereof.

8.5.Transfer
Unless agreed by both parties, any rights, obligations or liabilities under the Agreement shall not be transferred.

8.6 Amendment and Supplement
The Agreement shall not be amended or supplemented orally and shall be amended or supplemented only if it is in writing and executed by both parties. The supplement to the Agreement shall be deemed as an integral part of the Agreement.

8.7 Words and Copies
The Agreement is written and signed in Chinese with six original copies and several duplicate copies. Each party holds one original copy and the remaining copies will be submitted to the relevant government authorities for approval and registration. Each copy shall have equal legal validity.

8.8 Effectiveness
The Agreement will take effect once signed by both parties and obtained the approval of the concerned governmental authority of foreign trade and cooperation.

8.9 Severance
If any provision of this Agreement is held invalid, the validity of the remaining provisions shall not be affected.

8.10 Entire Agreement
The Agreement and its annexes shall be integral part of the Agreement, constituting the whole agreement executed by both parties in connection with the subject matters of the Agreement, and replacing all the prior memos, letters of intent, preliminary agreements (such documents shall become invalid as of the transfer completion date).

8.11 Expense
Both parties shall bear their respective expenses for the execution of the Agreement.

Transferor: Shanghai Huaye Iron & Steel Group Co., Ltd
(Seal of Transferor)
By: /s/ Feng Gao
Feng Gao; authorized representative

Transferor: Huaye (Hong Kong)International Group Co., Ltd
(Seal of Transferor)
By: /s/ Feng Gao
Feng Gao; authorized representative

Sutor Steel Technology Co., Ltd.
(Seal of Transferee)
By: /s/ Lifang Chen
Lifang Chen; authorized representative